Filed Pursuant to Rule 424(h)(2)

Registration Statement Nos. 333-283578 and 333-283578-05

This document is subject to completion and amendment. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.

SUPPLEMENT DATED FEBRUARY 4, 2026

TO PRELIMINARY PROSPECTUS DATED FEBRUaRY 2, 2026

(SUBJECT TO COMPLETION AND AMENDMENT)

World Omni Auto Receivables Trust 2026-A

Issuing Entity

(CIK: 0002104367)

World Omni Auto Receivables LLC Depositor (CIK: 0001083199)	World Omni Financial Corp. Servicer and Sponsor (CIK: 0001004150)

$983,760,000 ASSET-BACKED NOTES(1)

(1) The Issuing Entity will issue asset-backed Notes with an aggregate initial principal amount of $983,760,000 or an aggregate initial principal amount of $1,236,870,000.

This supplement dated February 4, 2026 (this “Supplement”), to the preliminary prospectus dated February 2, 2026 (the “Preliminary Prospectus”), is being filed for the sole purpose of incorporating by reference into the Preliminary Prospectus the exhibits to each Form ABS-EE/A filed by the Issuing Entity and the Depositor on February 4, 2026. Those exhibits are hereby incorporated by reference, and any references in the Preliminary Prospectus to asset-level data incorporated by reference therein, and to an “Asset-Level Data File”, are references to those exhibits. Capitalized terms used and not defined in this Supplement have the meanings assigned to them in the Preliminary Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners of the Class A Notes

MUFG	BofA Securities	TD Securities	US Bancorp

Co-Managers of the Class A Notes

Barclays	Comerica Securities	Siebert Williams Shank

Underwriters of the Class B Notes and the Class C Notes

MUFG	BofA Securities	TD Securities	US Bancorp